UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2011 (March 31, 2011)

NOVINT TECHNOLOGIES, INC.
 (Exact name of registrant as specified in Charter)

Delaware	000-51783	85-0461778
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4601 Paradise Blvd., NW, Suite B
Albuquerque, NM 87114
 (Address of Principal Executive Offices)

(866) 298-4420
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

Acquisition of Force Tek Enterprises, LLC

On March 31, 2011, Novint Technologies, Inc. (the “Registrant”) and our wholly owned subsidiary, NovTek, Inc. (“Subsidiary”), entered into a Stock Purchase and Merger Agreement (“Agreement”) with Force Tek Enterprises, LLC (“ForceTek”), and its owners: Shannon Vissman and Ryan Christoff (the “Owners”).  Pursuant to the terms of the Agreement, ForceTek merged with and into our Subsidiary as the surviving corporation with the new name “Force TEK, Inc.”  As part of this merger, all membership interests of ForceTek owned by the Owners, which totaled 100% of the membership interests of ForceTek, were cancelled, and we issued to Mr. Vissman 17,428,571 shares of our common stock and to Mr. Christoff 11,142,857 shares of our common stock for a total of 28,571,428 shares of our common stock (the “Merger Shares”).  In addition, in consideration of the merger, we issued to Mr. Vissman warrants to purchase up to 8,714,286 shares and to Mr. Christoff warrants to purchase up to 5,571,428 shares, which warrants in the aggregate are exercisable for an aggregate 14,285,714 shares of our common stock (“Merger Warrants”).  The Merger Warrants are exercisable at $0.05 per share as to 4,600,000 shares (2,806,000 of Mr. Vissman’s Merger Warrants and 1,794,000 of Mr. Christoff’s Merger Warrants), and are exercisable at $0.07 per share as to 9,685,714 shares (5,908,286 of Mr. Vissman’s Merger Warrants and 3,777,428 of Mr. Christoff’s Merger Warrants).

As a result of the merger, ForceTek became our wholly owned subsidiary under the name Force TEK, Inc.

Equity Finance - $1,251,640

Also pursuant to the terms of the Agreement, the Owners purchased a total 17,880,571 units (“Financing Units”), with each Financing Unit consisting of one (1) share of our common stock and a 5-year warrant to purchase one-half (½) share of our common stock  (each a “Financing Warrant”).  The Financing Units were purchased at $0.07 per unit, or $1,251,640 total.  1,109,285 of the Financing Warrants are exercisable at $0.07 per share (676,664 of Mr. Vissman’s Financing Warrants and 432,621 of Mr. Christoff’s Financing Warrants), 7,550,000 of the Financing Warrants are exercisable at $0.10 per share (4,605,500 of Mr. Vissman’s Financing Warrants and 2,944,500 of Mr. Christoff’s Financing Warrants), and 281,000 of the Financing Warrants are exercisable at $0.20 per share (171,410 of Mr. Vissman’s Financing Warrants and 109,590 of Mr. Christoff’s Financing Warrants).

Right to Purchase Additional Units

Pursuant to the Agreement, the Owners have the right to purchase, in the aggregate, up to an additional 67,833,714 Financing Units at $0.07 per unit, except that these Financing Units will consist of a warrant that is exercisable at $0.24 per share.  These additional Financing Units may be purchased until March 31, 2017 as long as Messrs. Vissman and Christoff continue to buy, collectively, a sufficient number of additional Financing Units each calendar month so that the aggregate purchase price paid that month causes our monthly cash flow for that month to be positive.  In the event the Owners purchase all of the additional Financing Units, and no other shares are issued, then the Owners would collectively hold a majority of our outstanding shares.  However, we do not currently have sufficient authorized and unissued shares to allow for the exercise of all warrants included with the additional Financing Units.  It is our intention to seek shareholder approval to increase the authorized shares.

Conversion of Debt Into Equity

Effective as of the closing of March 31, 2011, the holders of all of our secured promissory notes and all of our convertible unsecured promissory notes in the aggregate amount of $8,828,919 converted and exchanged such debt into and for an aggregate 65,854,815 shares of our common stock (the “Debt Conversion Shares”).

After the merger, financing and conversion of debt into equity, and as of the date hereof, all 150,000,000 of our authorized shares of common stock are issued and outstanding, and we are obligated to issue an additional 899,099 shares of common stock related thereto, plus reserve shares for issuance upon exercise of existing warrants and options (and the right to purchase additional Financing Units referenced above) which, if exercised in full, would increase the total outstanding to 343,651,314 shares of common stock (an amount significantly in excess of our total authorized shares of 150,000,000).  We intend to seek shareholder approval to increase our authorized shares to allow for issuance and full exercise of all such securities.

A copy of the Agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 2.01             Completion of Acquisition or Disposition of Assets.

On March 31, 2011, we closed the merger of Force Tek Enterprises, LLC into our subsidiary, NovTek, Inc. as more fully described in Item 1.01 above, which description is incorporated herein by reference.

Immediately prior to the merger, ForceTek was a privately held, pre-revenue, limited liability company that developed a prototype for a proprietary exoskeleton computer controller (the “XIO”) pursuant to a license of certain patent rights as well as its own development efforts.  The XIO is a computer peripheral device that the user wears over his or her arm to interact with a computer using custom software.  As the user moves the arm, the XIO moves with it, and this information is transmitted to the computer to manipulate a virtual environment.  ForceTek developed a working prototype but had not yet begun commercial production.  Applications for the XIO include video games, healthcare, and manipulation of other virtual environments.  We are developing a modified version of the XIO which will incorporate our proprietary haptic technology.

As a result of the merger, we acquired all of the assets of ForceTek, including the license agreement dated April 6, 2009 among ForceTek on the one hand and Inverse Technology Corporation and Kinetics, Inc., on the other hand.  A copy of the license agreement is filed with this report as Exhibit 10.2 and is incorporated by reference herein.

Item 3.02             Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, in connection with the Agreement, we sold to Shannon Vissman and Ryan Christoff the Merger Shares and Merger Warrants, as well as the Financing Units.  In addition, we issued the Debt Conversion Shares to holders of our previously outstanding secured and unsecured debt totaling $8,828,919 (the “Debt Holders”).

Effective March 31, 2011, in furtherance of the Debt Conversions reference above, we issued a 5-year warrant to a converting debt holder to purchase up to 1,736,111 shares of our common stock at an exercise price of $0.35 per share.

On March 17, 2011, we issued an aggregate of 904,000 shares of our common stock to three consultants.

On March 17, 2011, we issued to nine consultants five-year warrants to purchase an aggregate of 795,000 shares of our common stock at an exercise price of $0.07 per share.

On March 17, 2011, we issued to one consultant a five-year warrant to purchase 76,389 shares of our common stock at an exercise price of $0.35 per share.

On March 17, 2011, we granted options to purchase an aggregate of 10,000,000 shares of our common stock to five employees under our 2011 Equity Compensation Plan.  The options are exercisable at $0.07 per share.

On March 17, 2011, we issued to Mr. Vissman 55,556 shares of our common stock for services rendered related to the debt conversions.

We relied on Section 4(2) of the Securities Act of 1933 for the sale of these securities as the exemption from registration under the Act.  We made this determination based on the representations of each of Messrs. Vissman and Christoff and each Debt Holder, which included, in pertinent part, that such person was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act, and that such person was acquiring our securities for investment purposes for his own respective account and not as a nominee or agent and not with a view to the resale or distribution thereof, and that the person understood that our securities may not be sold or otherwise disposed of without registration under the Act or an applicable exemption therefrom.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, pursuant to the Agreement and in connection with the merger and financing transactions described in Item 1.01 above and the Voting Agreement associated therewith, we increased the size of our Board of Directors from three to seven, and we appointed Shannon Vissman, Ryan Christoff, Jan Richardson, and Brian Long as new directors.   Jan Richardson and Brian Long each purchased approximately $20,000 of convertible debt which was included in the debt conversions referenced in Item 1.01 and Item 3.02 referenced above, which references are incorporated herein by this reference.  In addition, Shannon Vissman and Ryan Christoff are the Owners who are parties to the Agreement referenced in Item 1.01 and Item 3.02, which is incorporated herein by this reference.

Effective as of March 31, 2011, the Board of Directors approved an obligation to pay our Chief Executive Officer, Tom Anderson, a bonus of $300,000 and approved issuance of a stock option to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.07 per share.  Also, the Board of Directors approved securing the obligation to pay the bonus, as well as past due wages to Mr. Anderson of $238,469, with collateral consisting of our existing accounts receivable and inventory.

Effective as of March 31, 2011, the Board of Directors approved an obligation to pay our Chief Technology Officer, Walt Aviles, and our Vice President of Game Development, Bill Anderson (who is a close family member of our CEO, Tom Anderson), a bonus of $100,000 each and approved issuance to each of them of a stock option to purchase up to 2,000,000 shares of our common stock at an exercise price of $0.07 per share.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 31, 2011, we amended our Bylaws to change the number of members of our Board of Directors from three to a number between three and seven, as may be determined by the Board of Directors from time to time.

Item 8.01             Other Events.

Risk Factor

THE COMPANY IS NOT CURRENT IN ITS REPORTING OBLIGATIONS WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934 DUE TO FINANCIAL RESTRAINTS, AND THERE ARE SEVERAL RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES.

We are subject to Section 12(g) of the Exchange Act but have been delinquent in meeting our disclosure obligations under Section 12(g) since November 23, 2009.  We have not been current in our reporting obligations due to lack of sufficient funds, and we cannot guarantee that we will be able to become current by a certain date.  As a result, there is incomplete information available regarding our business and financial performance.

Further, our common stock is and may continue to be thinly traded, and neither we nor ForceTek have a history of generating profits.  Thus, an investment in our common stock is highly speculative and involves a high degree of risk.  Before making an investment decision, you should carefully consider the risks described in our amended annual report on Form 10-K/A for the fiscal year ended December 31, 2008 filed with the Commission on April 23, 2009, which report is incorporated by reference herein. The trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

THE COMPANY HAS NOT REVIEWED ITS ASSETS TO DETERMINE WHETHER A MATERIAL IMPAIRMENT SHOULD BE REPORTED UNDER ITEM 2.06

Our latest reported balance sheet was filed with the SEC pursuant to our Quarterly Report for the period ended September 30, 2009.  We have not yet completed more recent financial statements nor disclosed audited financial statements for the year ended December 31, 2009 or December 31, 2010, or for the intervening quarterly periods.  It is possible, and perhaps likely, that a material impairment of assets reported on the September 30, 2009 balance sheet will be acknowledged and reported in such subsequent filings, as well as other material changes.  At this time, due to our prior lack of adequate capital, we have not reviewed our assets for impairment during the period subsequent to September 30, 2009, and there can be no assurance that the stated value of our assets as reported at that time has not been, and will not be, materially impaired.

Item 9.01             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Financial statements of the business acquired by the Registrant as described in Item 2.01 above are not included in this Current Report on Form 8-K, but will be filed by amendment to this Current Report on Form 8-K not later than 75 calendar days after the closing date of the acquisition, which was March 31, 2011.

(b)           Pro Forma Financial Information.

Pro forma financial information relative to the business by the Registrant acquired as described in Item 2.01 above are not included in this Current Report on Form 8-K, but will be filed by amendment to this Current Report on Form 8-K not later than 75 calendar days after the closing date of the acquisition, which was March 31, 2011.

(d)          Exhibits.

Exhibit No.	Exhibit Description

10.1	Stock Purchase and Merger Agreement, dated March 31, 2011

10.2	Agreement, dated April 6, 2009

99.1	Press Release, dated April 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC. (Registrant)

Date: April 11, 2011	By:	/s/ Tom Anderson
Tom Anderson Chief Executive Officer